Exhibit 4.27
NINETEENTH SUPPLEMENTAL INDENTURE
     NINETEENTH SUPPLEMENTAL INDENTURE, dated as of December 2, 2008 (the “Nineteenth Supplemental Indenture”) among ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation (the “Company”), having its principal place of business at 18500 North Allied Way, Phoenix, Arizona 85054, ALLIED WASTE INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (“Allied” or the “Parent Guarantor”), each of the other guarantors signatory hereto (collectively with the Parent Guarantor, the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
WITNESSETH:
     WHEREAS, the Company, Allied, the subsidiary guarantors party thereto and the Trustee executed and delivered an Indenture, dated as of December 23, 1998 (the “Indenture”), to provide for the issuance by the Company from time to time of debt securities evidencing its indebtedness (the “Securities”);
     WHEREAS, pursuant to resolutions adopted by the Board of Directors of the Company, the Company issued (i) $450,000,000 aggregate principal amount of its 7-7/8% Senior Notes due 2013 pursuant to a Tenth Supplemental Indenture, dated as of April 9, 2003 (the “2013 Notes”), (ii) $350,000,000 aggregate principal amount of its 6.5% Senior Notes due 2010 pursuant to a Eleventh Supplemental Indenture, dated as of November 10, 2003 (the “2010 Notes”), (iii) $400,000,000 aggregate principal amount of its 5-3/4% Senior Notes due 2011 pursuant to a Twelfth Supplemental Indenture, dated as of January 27, 2004 (the “First 2011 Notes”), (iv) $425,000,000 aggregate principal amount of its 6-1/8% Senior Notes due 2014 pursuant to a Thirteenth Supplemental Indenture, dated as of January 27, 2004 (the “First 2014 Notes”), (v) $400,000,000 aggregate principal amount of its 7-3/8% Senior Unsecured Notes due 2014 pursuant to a Fourteenth Supplemental Indenture, dated as of April 20, 2004 (the “Second 2014 Notes”), (vi) $275,000,000 aggregate principal amount of its 6-3/8% Senior Notes due 2011 pursuant to a Fifteenth Supplemental Indenture, dated as of April 20, 2004 (the “Second 2011 Notes”), (vii) $600,000,000 aggregate principal amount of its 7-1/4% Senior Notes due 2015 pursuant to a Sixteenth Supplemental Indenture, dated as of March 9, 2005 (the “2015 Notes”), (viii) $600,000,000 aggregate principal amount of its 7-1/8% Senior Notes due 2016 pursuant to a Seventeenth Supplemental Indenture, dated as of May 17, 2006 (the “2016 Notes”) and (ix) $750,000,000 aggregate principal amount of its 6-7/8% Senior Notes due 2017 pursuant to an Eighteenth Supplemental Indenture, dated as of March 12, 2007 (the “2017 Notes” and, together with the 2013 Notes, the 2010 Notes, the First 2011 Notes, the First 2014 Notes, the Second 2014 Notes, the Second 2011 Notes, the 2015 Notes, and the 2016 Notes, the “Notes”) (the Indenture, as supplemented by the related supplemental indenture for the applicable series of Notes, the “Indenture Series”);
     WHEREAS, subsequent to the issuance of the Securities, the Company has acquired certain other Restricted Subsidiaries identified on Schedule I hereto, which are required to guarantee the Company’s obligations under the Securities and the Indenture Series in accordance with the terms of the Securities and the Indenture Series;

     WHEREAS, each of the Restricted Subsidiaries identified on Schedule I hereto (the “Subsidiary Guarantors”) has duly authorized the execution and delivery of this Nineteenth Supplemental Indenture to provide for the Subsidiary Guarantees (as defined in the Indenture);
     WHEREAS, pursuant to resolutions adopted by the board of directors, partners or members, as the case may be, of each of the Subsidiary Guarantors, each of the Subsidiary Guarantors has duly authorized the guarantee of the Company’s obligations under the Securities and the Indenture Series;
     NOW THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or any series thereof, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
     SECTION 1.01 DEFINITIONS.
     All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.
     SECTION 1.02 PROVISIONS OF GENERAL APPLICATION.
     All rules of construction and other provisions of general application set forth in Article 1 of the Indenture are hereby incorporated herein by reference.
     SECTION 1.03 EFFECTIVENESS.
     This Nineteenth Supplemental Indenture shall become effective upon the signature of each and all of the parties hereto without any further action.
ARTICLE II
GUARANTEE
     SECTION 2.01 SENIOR GUARANTEE.
     Each of the Subsidiary Guarantors hereby jointly and severally unconditionally guarantees for the benefit of each Holder of a Security that has been authenticated and delivered by the Trustee, and for the benefit of the Trustee on behalf of each such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at its Stated Maturity or following acceleration, call for redemption, purchase or otherwise, in each case in accordance with the terms and conditions of such Security, this Nineteenth Supplemental Indenture and the Indenture Series. Each of the Subsidiary Guarantors shall be from the effective date of this Nineteenth Supplemental Indenture a “Subsidiary Guarantor” within the meaning and for all purposes of the Indenture. In addition, Allied hereby guarantees to the extent set forth the form of Senior Guarantee set forth in Section 2.3 of the Indenture, the obligations of each Subsidiary Guarantor hereunder.
ARTICLE III
CONCERNING THE TRUSTEE
     SECTION 3.01 ACCEPTANCE OF TRUSTS.
     The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture Series and in this Nineteenth Supplemental Indenture, to all of which the Company and the Guarantors agree and the Holders of Securities at any time outstanding by their acceptance thereof agree.
     SECTION 3.02 NO RESPONSIBILITY OF THE TRUSTEE FOR RECITALS, ETC.
     The recitals and statements contained in this Nineteenth Supplemental Indenture shall be taken as the recitals and statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Nineteenth Supplemental Indenture.
ARTICLE IV
MISCELLANEOUS PROVISIONS
     SECTION 4.01 BINDING AGREEMENT; ASSIGNMENTS.
     Whenever in this Nineteenth Supplemental Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Guarantor that are contained in this Nineteenth Supplemental Indenture shall bind and inure to the benefit of each party hereto and their respective successors and assigns.
     SECTION 4.02 RELATION TO INDENTURE.
     The provisions of this Nineteenth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Nineteenth Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture and each and every term and condition contained in the Indenture shall apply to this Nineteenth Supplemental Indenture with the same force and effect as if the same were set forth in full in this Nineteenth Supplemental Indenture, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition consistent with this Nineteenth Supplemental Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this Nineteenth Supplemental Indenture and the Indenture and this Nineteenth Supplemental Indenture shall be read, taken and construed together as one instrument.
     SECTION 4.03 COUNTERPARTS.
     This Nineteenth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
* * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Nineteenth Supplemental Indenture to be duly executed as of the day and year first above written.

ALLIED WASTE NORTH AMERICA, INC.
By:
	Name:	Michael S. Burnett
Title: Treasurer and Vice President

ALLIED WASTE INDUSTRIES, INC. as Guarantor of the Securities and as Guarantor of the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees
By:
	Name:	Michael S. Burnett
Title: Treasurer and Senior Vice President

Each of the Subsidiary Guarantors Listed on Schedule I hereto, as Guarantors of the Securities
By:
	Name:	Michael S. Burnett
Title: Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

SCHEDULE I
GUARANTORS

NAME OF SUBSIDIARY GUARANTOR	STATE OF ORGANIZATION
Allied Waste Services of Colorado, Inc.	Delaware
East Chicago Compost Facility, Inc.	Delaware
Kandel Enterprises, LLC	Delaware

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